Exhibit 10.1

SECOND AMENDMENT OF LEASE,

THIS SECOND AMENDMENT OF LEASE (this “Amendment”) is effective as ofthe 16th day of July, 2015 (the “Effective Date”), by and between DWF IV ONE KENDALL, LLC, a Delaware limited liability company having an address c/o Divco West Real Estate Services, Inc., One Kendall Square, Cambridge, Massachusetts 02139, Attention:  Property Manager (“Landlord”) and CATABASIS PHARMACEUTICALS, INC., a Delaware corporation having a mailing address at One Kendall Square, Building 1400, Suite B14202, Cambridge, Massachusetts 02139 (“Tenant”).

BACKGROUND:

A.                                    Reference is made to a certain Lease Agreement dated December 17, 2010, by and between RB Kendall Fee, LLC, as landlord, and Tenant, as tenant (the “Original Lease”), demising approximately 14,784 rentable square feet of space on the second (2”a) floor of Building 1400 (the “Existing Premises”) in One Kendall Square, Cambridge, Massachusetts, as amended by (i) a First Amendment of Lease dated as of December 21, 2011 (the “First Amendment”)  and (ii) a Letter dated April 18, 2012 (as so amended, the Original Lease shall be referred to herein as the “Lease”). Capitalized terms used, but not defmed herein, shall have the same meaning as in the Lease.

B.                                    Landlord is the successor to RB Kendall Fee, LLC, and Landlord and Tenant are the current holders, respectively, of the landlord’s and tenant’s interests in the Lease.

C.                                    The current term of the Lease is scheduled to expire on June 30,2017.

D.                                    Landlord and Tenant now desire to amend the Lease to add to the Existing Premises an additional approximately 4,059 rentable square feet of space for office use on the third (3rd) floor of Building 1400, all as more particularly set forth herein.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1.                                      Inclusion of Second Expansion Premises; Second Expansion Premises Term. Effective as of the date that Landlord tenders delivery of the Second Expansion Premises to Tenant (the “Second Expansion Premises Commencement Date”), there shall be added to the Premises under the Lease the approximately 4,059 rentable square feet of space on the third (3rd) floor of Building No. 1400 of the Complex, as more particularly shown on Exhibit 2(Part II) attached hereto as the “Second Expansion Premises” (the “Second Expansion Premises”), which Exhibit 2(Part II) shall be deemed, as of the Second Expansion Premises Commencement Date, to be attached to the Lease as part of Exhibit 2.  Exhibit 2(Part I) hereto shall hereby be deemed to replace Exhibit 2 to the Original Lease and Exhibit I of the First Amendment.  As of the Second Expansion Premises Commencement Date, Exhibit 2(Part I) and Exhibit 2(Part II) shall together form Exhibit 2 under the Lease.

Accordingly, as of the Second Expansion Premises Commencement Date: the term “Premises” in Exhibit 1, Sheet 1 shall be amended to state:  “An area on the second (2°d) floor of Building No. 1400 (the “Existing Premises”), substantially as shown on Exhibit 2(Part I) attached hereto and an area on the third (3ra) of Building No. 1400 (the “Second Expansion Premises”), as shown on Exhibit 2(Part II) attached hereto.”

The Term of the Lease for the Second Expansion Premises shall be the period beginning on the Second Expansion Premises Commencement Date and ending on June 30, 2017 (the “Second Expansion Premises Term”).  Landlord anticipates delivering possession of the Second Expansion Premises to Tenant on the Effective Date; provided, however, that if Landlord, for any reason whatsoever, cannot deliver possession of the Second Expansion Premises to Tenant on the Effective Date, this Amendment shall not be void or voidable, nor shall Landlord be liable for any loss or damage resulting therefrom, but in that event, there shall be no accrual of Yearly Rent (subject to the provisions hereof) with respect to the Second Expansion Premises until Landlord delivers possession of the Second Expansion Premises to Tenant.  Tenant’s inability or failure to take possession of the Second Expansion Premises when delivery is tendered by Landlord shall not delay the Second Expansion Premises Commencement Date or Tenant’s obligation to pay Yearly Rent with respect thereto.

Except for the below-described use of the Second Expansion Premises in Section 3 of this Amendment and as otherwise provided herein and except to the extent inconsistent herewith, all terms and provisions ofthe Lease shall be applicable to Tenant’s leasing of the Second Expansion Premises.  As of the Second Expansion Premises Commencement Date, the Premises under the Lease shall consist of the Existing Premises and the Second Expansion Premises.

2.                                      “As-Is” Condition of Second Expansion Premises.  The Second Expansion Premises shall be leased to Tenant as of, and Landlord shall deliver possession thereof to Tenant on, the Second Expansion Premises Commencement Date in its “as is” condition as of the date of this Amendment (provided that the same shall be in broom clean condition and free of all tenants and/or occupants and their personal property), without any obligation on the part of Landlord to perform any construction therein or to prepare the same for Tenant’s occupancy or otherwise or to pay any allowances therefor.  Article 4 of the Original Lease and Sections 6 and 7 of the First Amendment shall not apply to the Second Expansion Premises.

3.                                      Permitted Use of Second Expansion Premises.  Notwithstanding any terms or provisions of the Lease to the contrary, including Exhibit 1 of the Original Lease, Tenant shall only use the Second Expansion Premises for general office purposes and not for any other purposes.

4.                                      Payment of Yearly Rent Attributable to Second Expansion Premises.  Throughout the Second Expansion Premises Term (i.e., through June 30, 2017), in addition to all other amounts due and payable by Tenant under the Lease, Tenant shall pay to Landlord monthly installments of Yearly Rent attributable to the Second Expansion Premises as follows and otherwise as set forth in the Yearly Rent payment provisions of the Lease:

Period	Monthly Rent
Second Amendment Premises Commencement Date -August 31,2015	$0.00
September 1, 2015 – May 31,2016	$14,544.75
June 1,2016 - May31,2017	$14,883.00
June 1, 2017 - June 30, 2017	$15,221.25

5.                                      Operating Expense Sha:re and Tax Share for Expansion Premises.  Effective as of the Second Expansion Premises Commencement Date and continuing for the Second Expansion Premises Term (i.e., through June 30, 2017), Tenant shall make Tax Share and Operating Expense Share payments attributable to the Second Expansion Premises in accordance with the terms and conditions of Article 9 of the Lease, as amended hereby; provided, however, that with respect to such payments for the Second Expansion Premises only, any reference in Article 9, or in any definition used to calculate Tax Share or Operating Share, to:

(a) “Tenant’s Proportionate Building Share” shall be deemed to be a reference to 3.14%;

(b) “Tenant’s Proportionate Common Share” shall be deemed to be a reference to 0.63%; and

(c) “Premises” shall be deemed to be a reference to the Second Expansion Premises.

6.                                      Electricity Charges for Second Expansion Premises.  During the Second Expansion Premises Term, (i) in the event that electricity consumption for the Second Expansion Premises is separately metered, Tenant shall pay directly to the appropriate utility provider any and all costs of electricity utilized in or for the Second Expansion Premises and in support of any of Tenant’s equipment, wherever located, or (ii) in the event that electricity consumption for the Second Expansion Premises is measured by a checkmeter, sub-meter or other measuring device, Tenant shall pay to Landlord, as additional rent, for Tenant’s electrical consumption in the manner set forth in Section 8.l(b) ofthe Lease.

7.                                      No Use of Hazardous Materials In Second Expansion Premises.  Notwithstanding any terms or provisions of the Lease to the contrary, Tenant shall not use, store or permit to exist any Hazardous Materials in the Second Expansion Premises, except only for Tenant’s lawful use and storage of and normal and customary amounts of office cleaning and office machine products.

8.                                      Use And Storage By Tenant of Hazardous Materials In Existing Premises.  Except as set forth below, Tenant shall not use, store or permit to exist in the Existing Premises any Hazardous Materials.  Without in any way limiting or restricting Tenant’s obligations under Section 29.11 of the Lease, Tenant represents and warrants that the list attached hereto as Schedule 1 is a complete list of all Hazardous Materials and quantities used and stored by Tenant in the Existing Premises as of the Effective Date.  In addition, Tenant shall not use, store or permit to exist in the Existing Premises any Hazardous Materials other than those listed on Schedule 1 (the “Existing Premises Permitted Hazardous Materials and Quantities”); provided, however, that, subject to the following provisions of this Section 8, Tenant may make reasonable adjustments to the types of Hazardous Materials and quantities used or stored in the Existing Premises so long as:

(a)         such types and quantities of Hazardous Materials used or stored in the Existing Premises are materially consistent with the types and quantities of the Existing Premises Permitted Hazardous Materials and Quantities and are necessary to Tenant’s business;

(b)         Tenant has obtained and maintains all licenses, permits, registrations and consents required by applicable law (including, without limitation, Environmental Laws) (collectively, “Required Permits”)  to use or store all such types and quantities of Hazardous Materials in the Existing Premises; provided, however, that to the extent that any of such types and/or quantities of Hazardous Materials are listed and/or identified on Schedule 2 attached hereto, (i) Tenant shall provide Landlord with ten (10) days’ advanced written notice prior to Tenant filing any application for a Required Permit with any local, federal or state governmental agency, authority, commission, board or the like (each, a “Governmental Authority”), which notice shall include a copy of the proposed application, (ii) Tenant shall provide Landlord with at least five (5) days’ advanced written notice of any meetings with any such Governmental Authority or hearings initiated by any such Governmental Authority regarding or related to the use or storage of such Hazardous Materials in the Existing Premises, (iii) Landlord and its consultants shall have the right to participate in any such meeting or hearing, and (iv) Tenant shall otherwise keep Landlord reasonably apprised of (A) its discussions with any such Governmental Authority regarding the use or storage of such Hazardous Materials in the Existing Premises, and (B) the status of any application for any Required Permit filed with any Governmental Authority; and

(c)          Within five (5) days of Landlord’s written request from time to time, Tenant shall have provided Landlord with a revised, complete and updated Schedule 1 reflecting the reasonable adjustments made by Tenant, and which shall constitute a complete list of all Hazardous Materials and quantities used and stored by Tenant in the Existing Premises as of the date of such revised Schedule 1.

Notwithstanding the foregoing, under no circumstances shall Tenant use, store or permit to exist:

(i)                                     any ofthe Hazardous Materials or classes thereof listed and/or identified on Schedule 3 attached hereto; or

(ii)                                  any Hazardous Materials subject to regulation under 780 CMR 307 that would cause the limitations on quantities of classes of such Hazardous Materials set forth on Schedule 4 attached hereto to be exceeded.

Tenant shall promptly provide Landlord with copies of any and all licenses, permits, registrations or consents relating to the use or storage of Hazardous Materials that are obtained or renewed during the Lease term.  In addition, at Landlord’s written request, Tenant shall complete a Hazardous Materials audit checklist, in a form reasonably acceptable to Landlord, at least annually or at sooner intervals upon Landlord’s written request if Landlord has reason to believe that Tenant has violated the provisions of this Section 8 or other provisions of the Lease governing Hazardous Materials.  In addition, Tenant shall not permit the imposition of any lien by any Governmental Authority or other party to secure payment for damages caused by, or the recovery of any costs or expenses for, the cleanup, remediation, investigation, transport, disposal, release or threatened release of any Hazardous Material.  Tenant also shall provide Landlord with prompt written notice in reasonable detail of (i) any release or threatened release at, on, under or from the Premises of which Tenant becomes aware which would reasonably be expected to exceed reportable quantities or give rise to a violation of any Environmental Laws or any provision of this Lease, or which could result in a legal obligation to investigate or remediate Hazardous Materials pursuant to, Environmental Laws; (ii) any notice received by Tenant, or of which Tenant has knowledge, from any Governmental Authority in connection with any such release or any violation ofEnvironmental Laws, or in connection with the presence or alleged presence of any Hazardous Materials at the Premises; or (iii) any incurrence of expense by any Governmental Authority or other party in connection with the assessment, containment, removal or disposal of any Hazardous Materials located at, on, in, or under, or emanating from the Premises.  For purposes ofthe indemnity provisions set forth in Section 29.11(e) ofthe Lease, a breach by Tenant of the provisions ofthis Section 8 shall be deemed to be a breach under Article 29.11 of the Lease.

In addition to the provisions of Section 29.11(f) of the Lease, upon the expiration or earlier termination of the Lease, Tenant and anyone claiming by, through, or under Tenant, shall (A) provide Landlord with a completed and signed Laboratory Decommissioning Checklist in the form of Schedule 5 attached hereto, which shall be subject to the review and approval of Landlord, on or before the date that Tenant, and anyone claiming by, through or under Tenant, vacates the Premises, and immediately prior to the time that Tenant delivers the Premises to Landlord, (B) decommission all laboratory space in and about the Premises, including without limitation, to the extent required to deliver a complete Laboratory Decommissioning Checklist, and otherwise in accordance with applicable laws and best practices for similarly used laboratory space, and to the satisfaction of Landlord and any Governmental Authority involved in the closure, (C) terminate all licenses, permits, registrations and consents obtained by Tenant and/or by anyone else by, through or on behalf of Tenant, for the use or storage of Hazardous Materials at the Premises, (D) dispose of all Hazardous Materials stored in and about the Premises in compliance with applicable laws (including, without limitation, all Environmental Laws), (E) decontaminate all surfaces and fixed equipment in the Premises, and (F) review and remediate and properly dispose of any specific Hazardous Materials that may be associated with any laboratory fixtures used by Tenant in the Premises.

9.                                      Amendments to EXHIBIT 1, SHEET 1 of Lease.  EXHIBIT 1, SHEET 1 ofthe Lease is hereby amended as follows:

(a)                                 The mailing address for Landlord under EXHIBIT 1, SHEET 1 shall be deleted and the following shall be substituted therefor:

Landlord

Mailing Address:                  DWF IV One Kendall, LLC

c/o Divco West Real Estate Services, Inc.

One Kendall Square

Cambridge, MA 02139

Attention:  Property Manager

With copies to:                             DWF IV One Kendall, LLC

c/o Divco West Real Estate Services, Inc.

575 Market Street, 35th Floor

San Francisco, CA 94105

Attn:  Asset Manager

and

Nutter, McClennen & Fish LLP

Seaport West

155 Seaport Boulevard

Boston, MA 02210

Attn:  Timothy M. Smith, Esq.

(b)                                 The following shall be inserted as the Rent Payment Address under EXHIBIT 1, SHEET 1:

“Rent Payment Address:  Tenant shall make rent and other payments under the Lease in accordance with the instructions and to the addresses as noted below, which payment instructions and addresses may be changed by written notice from Landlord to Tenant.

(1)                                 Tenant shall make all checks, in payment of rent and other sums due to Landlord under this Lease, payable to the order ofDWF IV ONE KENDALL, LLC, as mortgagor, for the benefit of GERMAN AMERICAN CAPITAL CORPORATION, as mortgagee, Account No. 432916030 and

(2)                                 Tenant shall deliver such checks or otherwise make such payment as follows:

By Mail:

City National Bank

P.O. Box 7129

San Francisco, CA 94120-7502

By Wire:

Account Name:                                  DWF IV One Kendall, LLC

Account Number:                       432916030

Bank Name:                                                  City National Bank- CBS/SF

Bank Address:                                        150 California Street, 13th Floor

San Francisco, CA 94111

USA

ABA Routing #:                                 1220-1606-6

Swift#:                                                                                 CINAUS6L

Contact:                                                                           Hoa Pham (415) 284-5700"

10.                               Parking Passes.   Effective as ofthe Second Expansion Premises Commencement Date, Tenant shall be entitled to a total of eighteen (18) monthly parking passes at the One Kendall Square Parking Garage (the “Garage”)  pursuant to and in accordance with Section 29.14 of the Original Lease, at the then-current prevailing rate in the Garage, as such rate may vary from time to time.  The current rate for such passes as of May 1, 2015 is $260.00 per month.

11.                               Broker.  Landlord and Tenant each represents and warrants to the other party that it has not authorized, retained or employed, or acted by implication to authorize, retain or employ, any real estate broker or salesman to act for it or on its behalf in connection with this Amendment so as to cause the other party to be responsible for the payment of a brokerage commission, except for Cushman & Wakefield of Massachusetts and CB Richard Ellis (collectively, the “Broker”). Any fees payable to the Broker are the responsibility of Landlord pursuant to separate written agreement with the Broker.  Landlord and Tenant shall each indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker or salesman (other than the Broker) whom the indemnifying party authorized, retained or employed, or acted by implication to authorize, retain or employ, to act for the indemnifying party in connection with this Amendment.

12.                               Counterpart Execution.  This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one fully executed original Amendment, binding upon the parties hereto, notwithstanding that all of the parties hereto may not be signatories to the same counterpart.  Additionally, telecopied ore mailed signatures may be used in place of original signatures on this Amendment.  Landlord and Tenant intend to be bound by the signatures on the telecopied or e-mailed document, are aware that the other party will rely on the telecopied or e-mailed signatures, and hereby waive any defenses to the enforcement of the terms of this Amendment based on the form of signature.

13.                               Miscellaneous. In all other respects, the Lease shall remain unmodified and shall continue in full force and effect, as amended hereby. The parties hereby ratify, confirm, and reaffirm all of the terms and conditions of the Lease, as amended hereby.  Tenant represents and warrants to Landlord that, as of the date hereof, (a) Tenant is not in default under any of the terms and provisions of the Lease, (b) there are no uncured defaults or unfulfilled obligations on the part of Landlord under the Lease, and (c) no condition or circumstance exists which, with the giving of notice or the passage of time or both, would constitute a default by Landlord under the Lease.  Tenant further acknowledges that Tenant has no defenses, offsets, liens, claims or counterclaims against Landlord under the Lease or against the obligations of Tenant under the Lease (including, without limitation, any rental payments or other charges due or to become due under the Lease).

14.                               Authorization to Execute.  Tenant represents and warrants to Landlord that the person signing this Amendment on behalf of Tenant is duly authorized to execute and deliver this Amendment on behalf of Tenant in accordance with a duly adopted resolution or other applicable authorization of Tenant, and that this Amendment is binding upon Tenant in accordance with its terms.  Further, if requested by Landlord, Tenant shall, within thirty (30) days after such request, deliver to Landlord a certified copy of a resolution or other applicable authorization of said organization authorizing or ratifying the execution of this Amendment.

15.                               No Reservation.  Preparation of this Amendment by Landlord or Landlord’s attorney and the submission of this Amendment to Tenant for examination or signature is without prejudice and does not constitute a reservation, option or offer to lease the Premises. This Amendment shall not be binding or effective until this Amendment shall have been executed and delivered by each of the parties hereto, and Landlord reserves the right to withdraw this Amendment upon written notice to Tenant from consideration or negotiation at any time prior to Landlord’s execution and delivery of this Amendment, which withdrawal shall be without prejudice, recourse or liability.

[Signatures on Following Page]

IN WITNESS WHEREOF the parties hereto have executed this Second Amendment of Lease on the date first written above in multiple copies, each to be considered an original hereof, as a sealed instrument.

LANDLORD:

DWF IV ONE KENDALL, LLC, a Delaware limited liability company

By:	Divco West Real Estate Services, Inc., a Delaware corporation, its Agent

TENANT:

CATABASIS PHARMACEUTICALS, INC., a Delaware corporation

EXHIBIT 2(Part I)–OUTLINE OF EXISTING PREMISES

This plan is intended only to show the general outline of the Existing Premises as of the date of this Amendment.  Any depiction of interior windows, walls, cubicles, modules, furniture and equipment on this plan is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items.  It does not in any way supersede any of Landlord’s rights set forth in the Lease or this Amendment with respect to arrangements and/or locations of public parts of the Building.  It is not necessarily to scale; any measurements or distances shown should be taken as approximate.  The inclusion of elevators, stairways, electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the Existing Premises.

LEASE EXHIBIT: BUILDING 1400 FLOOR 2	DM:OWEST, ONE KENDAI.l SQUAAE, CMIBRIDGE. liA

R.E.  DINNEI!N  AltCI!IIECl’S &  Pi..ANNERs,JNc.

nJ,..,.r..uo.-a-..t    ....... CUIIUUJ   IJII1D1m:t  Jai17U11110

EXHIBIT 2(Part II)– OUTLINE OF SECOND EXPANSION PREMISES

This plan is intended only to show the general outline of the Second Expansion Premises as of the date of this Amendment.  Any depiction of interior windows, walls, cubicles, modules, furniture and equipment on this plan is for illustrative purposes only, but does not mean that such items exist.  Landlord is not required to provide, install or construct any such items.  It does not in any way supersede any of Landlord’s rights set forth in the Lease or this Amendment with respect to arrangements and/or locations of public parts of the Building.  It is not necessarily to scale; any measurements or distances shown should be taken as approximate.  The inclusion of elevators, stairways, electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the Second Expansion Premises.

LEASE EXHIBIT: BUILDING 1400 - FLOOR 3	DIYCOWEST, ONE KENDAll SQUARE. CN.IBRIDGE, ILl.

Schedule 1

List of Existing Premises Permitted Hazardous Materials and Quantities

[See Attached]

Schedule 2

Hazardous Materials Requiring Prior Notice to Landlord

1)                                     Selected biological agents and toxins (Select Agents) as defined by the Federal Select Agent Program (http://www.selectagents.gov/) which have the potential to pose a severe threat to public, animal or plant health or to animal or plant products and require registration to possess, use or transfer. Select Agents are regulated under 7CFR Part 331, 9 CFR Part 121 and 42 CFR Part 73, and may also be regulated by the City of Cambridge.

2)                                     Chemicals that present a high level of security risk under the April 2007 Department of Homeland Security- Chemical Facilities Anti-Terrorism Standards (CFATS) regulation (http://www.dhs.gov/identifying-facilities-covered-chemical-security-regulation), that are at or above the applicable Screening Threshold Quantity.

3)                                     The following chemicals:

Perchloric Acid

Picric Acid

Pyrophoric Material: As defined in 780 CMR as a chemical with an auto ignition temperature in air, at or below a temperature of 130°F (54.4°C).

Oxidizer Class 3: As defined in 780 CMR as an oxidizer that will cause a severe increase in the burning rate of combustible materials with which the oxidizer comes in contact or that will undergo vigorous self-sustained decomposition due to contamination or exposure to heat.

Toxic Gas: As defined in 527 CMR as a gas that has a median lethal concentration (LC50) in air of more than 200 parts per million, but not more than 2,000 parts per million by volume of gas or vapor, or 2 milligrams per liter but no more than 20 milligrams per liter of mist, fume, or dust, when administered by continuous inhalation for 1 hour (or less if death occurs within 1 hour) to albino rats weighing between 0.44lb and 0.66lb (200 and 300 grams) each.

Corrosive Gas: As defined in 527 CMR as a gas that causes visible destruction of or irreversible alterations in living tissue by chemical action at the site of contact.

4)                                     Radioactive Materials and Devices: as regulated in 105 CMR 120 Radiation Control Program.

Schedule3

Prohibited Hazardous Materials

1)                                     Explosive Materials: as defined in 18 USC 841(c) ofthe Federal explosives statutes in United States Code, CHAPTER 40- IMPORTATION, MANUFACTURE, DISTRIBUTION AND STORAGE OF EXPLOSIVE MATERIALS.

2)                                     Oxidizer Class 4: As defined in 780 CMR as an oxidizer that can undergo an explosive reaction due to contamination or exposure to thermal or physical shock. Additionally, the oxidizer will enhance the burning rate and is capable of causing spontaneous ignition of combustibles.

3)                                     Organic Peroxides: As defined in 780 CMR.

Unclassified detonable: Organic peroxides which are capable of detonation. These peroxides present an extremely high explosion hazard through rapid explosive decomposition.

Class 1: Class I organic peroxides are capable of deflagration, but not detonation. These peroxides present a high explosion hazard through rapid decomposition.

4)                                     Unstable (reactive) materials: As defined in 780 CMR.

Class 4: Materials that in themselves are readily capable of detonation or explosive decomposition or explosive reaction at normal temperatures and pressures. This class includes, among others, materials that are sensitive to localized thermal or mechanical shock at normal temperatures and pressures.

Class 3: Materials that in themselves are capable of detonation or explosive decomposition or explosive reaction, but that require a strong initiating source or that must be heated under confmement before initiation. This class includes, among others, materials that are sensitive to thermal or mechanical shock at elevated temperatures and pressures.

5)                                     Water-reactive materials: As defined in 780 CMR.

Class 3: Materials which react explosively with water without requiring heat or confinement.

6)                                     Cryogenic liquids (flammable or oxidizing): As defined in 780 CMR as any liquid that has a boiling point below -200°F (-129°C).

7)                                     Highly Toxic Gas: As defined in 527 CMR as a chemical that has a median lethal concentration (LC50) in air of200 parts per million by volume or less of gas or vapor, or 2 milligrams per liter or less of mist, fume, or dust, when administered by continuous inhalation for I hour (or less if death occurs within I hour) to albino rats weighing between 0.44lb and 0.66 lb (200 and 300 grams) each.

8)                                     Unstable (reactive) gas: As defined in 527 CMR as a gas that, in the pure state or as commercially produced, will vigorously polymerize, decompose, or condense; become self reactive; or otherwise undergo a violent chemical reaction under condition of shock, pressure, or temperature.

9)                                     Pyrophoric gas: As defined in 527 CFR as a gas with an auto ignition temperature in air, at or below a temperature of 130°F (54.4°C).

Schedule 4 Total Allowable Quantities of Hazardous Materials in Existing Premises 780 CMR Table 307.8(1) 780 CMR Table 307.8(1) Note D 780 CMR Table 307.8(1) Note E 780 CMR Table 417.2 780 CMR Table 417.2 Class Baseline permitted storage Adjusted for 100% A.S. Adjusted for 100% cabinets Adjusted for both A.S. & cab. % Above or Below Grade Total Control Areas NET STORAGE PERMITTED FOR TOTAL CONTROL TENANT STORAGE PERMITTED Flammable liquid 1A 30 gallons 60 60 120 0.75 3 270 158.32 gallons Flammable liquid 1B 60 gallons 120 120 240 0.75 3 540 316.64 gallons Flammable liquid 1C 90 gallons 180 180 360 0.75 3 810 474.95 gallons Flammable liquid Combined Class 1 120 gallons 240 240 480 0.75 3 1080 633.27 gallons Combustible liquid Class 2 120 gallons 240 240 480 0.75 3 1080 633.27 gallons Combustible Liquid Class 3A 330 gallons 660 660 1320 0.75 3 2970 1741.50 gallons Combustible liquid Class 3B 13200 gallons No Limit if storage area has automatic sprinkler system(307.8(l) Note F) 26400 No Limit if storage area has automatic sprinkler system(307.8(l) Note F) 0.75 3 No Limit If storage area has automatic sprinkler system[307.8(l) Note F) No Limit if storage area has automatic sprinkler system(307.8(l) Note F) gallons Flammable Gas (Gaseous and Liquified) 30 gallons 1000 ft3 at STP 60 2000 60 2000 120 4000 0.75 0.75 33 270 9000 158.32 5277.28 gallons ft3 at STP Flammable Solid 125 lbs 250 250 500 0.75 3 1125 659.65 lbs Organic Peroxide UD 1 lbs Facility must have automatic sprinkler system (307.8(1) Note H) 2 2 0.75 3 4.5 2.64 lbs Organic Peroxide 5 lbs 10 10 20 0.75 3 45 2639 lbs Organic Peroxide 50 lbs 100 100 200 0.75 3 450 263.86 lbs Organic Peroxide III 125 lbs 250 250 500 0.75 3 1125 659.65 lbs Oxidizer 4 libs Facility must have automatic sprinkler system (307.8(1) Note H) 2 2 0.75 3 4.5 2.64 lbs Oxidizer 3 10 lbs 20 20 40 0.75 3 90 52.77 lbs Oxidizer 2 250 lbs 500 500 1000 0.75 3 2250 1319.32 lbs Oxidizer 1 1000 lbs 2000 2000 4000 0.75 3 9000 5277.28 lbs Oxidizer Gas (Gaseous or Liquified] 15 gallons 1500 ft3 at STP 30 3000 30 3000 60 6000 0.75 0.75 33 135 13500 79.16 7915.32 gallons ft3 at STP Cryogenics Flammable or Oxidizing 45 gallons 90 gallons Not applicable (780 CMR 307.8(1)) 90 0.75 3 202.5 118.74 gallons Pyrophoric Material 4 lbs Facility must have automatic sprinkler system (307.811) Note H) 8 8 0.75 3 18 10.55 lbs Unstable Class 4 1 lbs Facility must have automatic sprinkler system (307.8(1) Note H) 2 2 0.75 3 4.5 2.64 lbs Unstable Class 3 5 lbs 10 10 20 0.75 3 45 26.39 lbs Unstable Class 2 50 lbs 100 100 200 0.75 3 450 263.86 lbs Unstable Class 1 125 lbs 250 250 500 0.75 3 1125 659.66 lbs Water Reactive Class 3 5 lbs 10 10 20 0.75 3 45 26.39 lbs Water Reactive Class 2 50 lbs 100 100 200 0.75 3 450 263.86 lbs Water Reactive No limit No limit No limit No limit 0.75 3 No limit No limit lbs SF DISTRIBUTION Suite Total Allocation 14784 25213 0.59

Schedule 5

Laboratory Decommissioning Checklist

Tenant Laboratory Decommissioning Checklist

Tenant Name:                                           Tenant

Location:

Waste Management

Ifyou used and/or stored the following materials, please put a “ v” in the “used and/or stored” box.  Indicate the disposal vendor and date of final removal from the laboratory.

Item	Used and/or Stored	Disposal Vendor Name	Removal Date
Hazardous (Chemical) Waste
Gas Cylinders
Biological Waste and Sharps
Animal Carcasses and Waste
Radioactive Waste
Controlled Substances
Select Agents

Permits and Licenses

Ifyou possessed any of the following permits and/or licenses, please put a “v” in the “Applicable” box.  Indicate the date you requested termination of the permit or license, and whether confirmation has been received from the regulatory agency.

Permit or License	Regulatory Agency	Applicable?	Date of Termination Request	Confirmation from Regulator Received?
Recombinant DNA Permit	City of Cambridge
Biosafety Permit	City of Cambridge
Laboratory Animal Use Permit	City of Cambridge
Flammables Permit	City of Cambridge
Wastewater Discharge Permit	Massachusetts Water Resources Authority
Hazardous Waste Generator ID#	Massachusetts Department of Environmental Protection
Radiation Control License	Massachusetts Department of Public Health
Controlled Substances Registration	Massachusetts Department of Public Health & United States Drug Enforcement Agency
Select Agent Registration	United States I Department of Agriculture or Homeland Security

Laboratory Decontamination Survey

Were all fixed surfaces in the laboratory such as benches, fume hoods, sinks, cold rooms and warm rooms decontaminated with a disinfectant or other efficacious decontaminant?	YES	NO

lf“YES”, briefly describe the decontaminants used, specific to the hazardous materials in use and storage in the laboratory.

Did you use any mercury-containing equipment such as thermometers, or elemental mercury?	YES	NO

If“YES”, briefly describe:

If“YES”, have you had the sink traps tested for mercury contamination? If “YES”, attach results.	YES	NO

If the results of the mercury test indicated the presence of mercury, did you have it removed and decontaminated? If“YES”, attach documentation.	YES	NO

Did you use any perchlorates in the chemical fume hoods?	YES	NO

If“YES”, indicate the location of the fume hood(s):

If“YES”, have you had the fume hood(s) tested for perchlorate residues? If “YES”, attach results.	YES	NO

If the results of the perchlorate test indicated the presence of residues, did you have the fume hood and associated ductwork decontaminated? If“YES”, attach documentation.	YES	NO

Is there any equipment remaining in the laboratory that will not be removed, such as but not limited to biosafety cabinets, incubators, or freezers?	YES	NO

If“YES”, briefly describe the equipment and the methods used to decontaminate the equipment:

During the lease period, was there ever a chemical spill in the laboratory?	YES	NO

If“YES”, please provide information on the material and quantity involved in the spill, and approximate date of the spill:

Print Name of Persqn mpleting This Form:

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Signature of Company Officer:

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